                                                                    Exhibit 24

                                POWER OF ATTORNEY

     We, the undersigned  Directors and Officers of Pioneer Financial  Services,
Inc., do hereby name,  constitute and appoint Thomas H. Holcom,  Jr. and Randall
J. Opliger, and each of them, our agent and attorney-in-fact, with full power of substitution and  resubstitution,  for each of us and in our respective behalves as Directors and/or as Officers of Pioneer Financial Services, Inc., to sign and execute any and all amendments or supplements to this Registration  Statement on
Form  S-1,  relating  to the  registration  with  the  Securities  and  Exchange
Commission  of up  to  $25,000,000  in  aggregate  principal  amount  of  Junior
Subordinated  Debentures of Pioneer Financial  Services,  Inc. to be issued in a public  offering and to file the same,  with all exhibits  thereto and any other documents in connection therewith,  with the Securities and Exchange Commission, granting such  attorneys-in-fact full power and authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done as fully to all intents and  purposes as we might or could do in person,  hereby  ratifying  and confirming all that such attorneys-in-fact, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

     Executed this 31st day of January, 2003.

                                            /s/ William D. Sullivan
                                       -----------------------------------------
                                       William D. Sullivan

                                           /s/ Randall J. Opliger
                                       -----------------------------------------
                                       Randall J. Opliger